(d)(15)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA MUTUAL FUNDS

OPERATING EXPENSE LIMITS

Name of Fund1	Maximum Operating Expense Limit
(as a percentage of average net assets)
					Classes
	A	C	I	P	P3	R	R6	T	W

Voya Diversified Emerging Markets	1.25%	2.00%	0.95%	N/A	N/A	N/A	N/A	1.25%	1.00%
Debt Fund3
Initial Term for Classes A, C, I, and W
Shares Expires March 1, 2014
Initial Term for Class T Expires
March 1, 2019

Voya Global Bond Fund	0.90%	1.65%	0.65%	0.15%	0.00%	1.15%	0.65%	0.90%	0.65%
Initial Term Expires March 1, 2008
Initial Term for Class O Shares
Expires March 1, 2010
Initial Term for Class W Shares
Expires March 1, 2011
Initial Term for Class R Shares
Expires March 1, 2012
Initial Term for Class P Shares
Expires March 1, 2014
Term for Class I Shares Expires
March 1, 2014
Initial Term for Class R6 Shares
Expires March 1, 2015
Initial Term for Class T Expires
March 1, 2019
Initial Term for Class P3 Expires
March 1, 2019

_____________________

1.This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

2These operating expense limits take into account operating expenses incurred at the Underlying Fund level.

3The maximum operating expense limit includes the acquired fund fees and expenses.

M:\Funds\Legal Admin\Registration Statements\Global & International\2021\485b\Filing Documents\Exhibits\(d)(15)(i) VMF-ExpA-Sched-(lower GDP limits)-2003F.docx

Voya Global Diversified Payment	1.16%	1.91%	0.85%	N/A	N/A	1.41%	0.85%	1.16%	0.91%
Fund2
Term expires March 1, 2022

Voya Global Perspectives® Fund3	1.23%	1.98%	0.98%	N/A	N/A	1.48%	N/A	1.23%	0.98%
Term Expires March 1, 2015
Initial Term for Class T Expires
March 1, 2019

Voya International High Dividend	0.90%	N/A	0.65%	N/A	0.00%	N/A	0.62%	0.90%	N/A
Low Volatility Fund
Term Expires March 1, 2020
Initial Term for Class P3 Expires
March 1, 2020
Initial Term for Class R6 Expires
March 1, 2021

Voya Multi-Manager Emerging	1.60%	2.35%	1.35%	0.15%	0.00%	1.85%	N/A	N/A	1.35%
Markets Equity Fund
Term Expires March 1, 2014
Initial Term for Class P3 Expires
March 1, 2019
Initial Term for Class P Expires
March 1, 2020

Voya Multi-Manager International	N/A	N/A	0.97%	0.15%	0.00%	N/A	N/A	N/A	N/A
Equity Fund
Term Expires March 1, 2018
Initial Term for Class P3 Expires
March 1, 2019
Initial Term for Class P Expires
March 1, 2020
Voya Multi-Manager International	N/A	N/A	0.75%	0.15%	0.00%	N/A	N/A	N/A	0.75%
Factors Fund
Term Expires March 1, 2018
Initial Term for Class P3 Expires
March 1, 2019
Initial Term for Class P Expires
March 1, 2020

Voya Multi-Manager International	1.95%	2.60%	1.40%	N/A	0.00%	N/A	N/A	N/A	1.60%
Small Cap Fund
Term Expires March 1, 2017
Initial Term for Class P3 Expires
March 1, 2020
_____________________

1.This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

2These operating expense limits take into account operating expenses incurred at the Underlying Fund level.

3The maximum operating expense limit includes the acquired fund fees and expenses.

Voya Russia Fund	2.15%	N/A	1.90%	N/A	N/A	N/A	N/A	N/A	1.90%
Term for Class A, Class I, and
Class W Shares Expires March 1, 2015

__/s/HE_______

HE

Last approved: March 18, 2020

Effective Date: April 30, 2020, to lower expense limits for Voya Global Diversified Payment Fund.

_____________________

1.This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

2These operating expense limits take into account operating expenses incurred at the Underlying Fund level.

3The maximum operating expense limit includes the acquired fund fees and expenses.